UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

Lake Shore Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42754	39-3058424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street
Dunkirk, New York		14048
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 716 3664070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2026, Lake Shore Bancorp, Inc. (the “Company”) entered into a Standstill Agreement (the “Agreement”) with Stilwell Activist Fund, L.P. (“Activist Fund”), Stilwell Activist Investments, L.P. (“Activist Investments”), Stilwell Partners, L.P. (“Stilwell Partners”), Stilwell Value LLC, (“Stilwell Value”), Joseph Stilwell (collectively, with Activist Fund, Activist Investments, Stilwell Partners, and Stilwell Value, the “Stilwell Group,” and each individually, a “Stilwell Group Member”) and Dennis Pollack. The Agreement will remain in effect until the completion of the Company’s 2029 Annual Meeting of Stockholders unless otherwise terminated in accordance with its terms.

Pursuant to the Agreement, the Company has agreed to, among other things, appoint Mr. Pollack to the Boards of Directors (the “Boards”) of the Company and its wholly owned banking subsidiary, Lake Shore Bank (the “Bank”), in the class of directors expiring at the Company’s 2026 Annual Meeting of Stockholders and similar class at the Bank. The Company has further agreed to nominate and support the election of Mr. Pollack as a director of the Company at the Company’s 2026 Annual Meeting of Stockholders to serve in the class of directors with a term expiring at the Company’s 2029 Annual Meeting of Stockholders. In addition, the Company has agreed to elect Mr. Pollack at the Bank’s 2026 Annual Meeting of Stockholders to serve as a director of the Bank with a term expiring at the Bank’s 2029 Annual Meeting of Stockholders. The Board of the Company waived certain director qualification provisions of the Company’s Bylaws in connection with Mr. Pollack’s appointment to the Company’s Board of Directors. In the event Mr. Pollack is unable to serve as a director of the Company and the Bank during the term of the Agreement, the Company will appoint a replacement director, selected by the Stilwell Group, subject to the approval of the Company, which approval will not be unreasonably withheld.

During the term of the Agreement, the Stilwell Group and each Stilwell Group Member will not, among other things: acquire additional shares of the Company’s common stock (“Company Stock”), sell or transfer Company Stock to a party that upon such transfer would become a 5% holder; propose or seek to effect a sale, merger, recapitalization or reorganization or any other transaction that would constitute a change in control of the Company (a “Company Transaction”); seek to exercise any control or influence over the management of the Company or the Boards; present to the Company, its stockholders or any third party a Company Transaction; seek to effect a change in control of the Company; publicly suggest or announce that the Company should engage in a Company Transaction; give encouragement to propose a Company Transaction; solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors or become a participant in any such proxy solicitation; submit or encourage the submission of any nomination for election as a director of the Company or any stockholder proposal for business at a meeting of the Company’s stockholders; join or participate in any partnership, pooling arrangement, syndicate or voting trust or enter into any other agreement to act in concert with any other person holding Company Stock; join with or assist or make any statement in opposition with respect to any nominee to the Company’s Board of Directors nominated by the Company Board of Directors nor join with or assist in supporting or endorsing any other nominee; vote for any nominee that has not been nominated by the Company’s Board of Directors; other than actions for the enforcement of the Agreement, initiate or participate in any litigation against the Company, Bank or its officers and directors, including any derivative action; advise, encourage or finance any activities which would circumvent the limitations of the Agreement; or request to be excused from the terms of the Agreement or publicly disclose any such intention. Mr. Pollack has agreed to refrain from substantially the same actions. The Company, each Stilwell Group Member and Mr. Pollack agreed to not disparage each other during the term of the Agreement.

The Stilwell Group in entering into the Agreement withdrew its notice to the Company of its intent to nominate an individual for election to the Company’s Board of Directors and present a business proposal at the Company’s 2026 Annual Meeting of Stockholders and agreed to take no further action in connection with the solicitation of proxies related to the Company’s 2026 Annual Meeting of Stockholders.

A copy of the Agreement is attached as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 17, 2026, the Board of Directors of the Company appointed Mr. Pollack to the Company’s Board of Directors, effective immediately. Mr. Pollack was also appointed to the Board of Directors of the Bank. As of the date of this filing, the Company has not determined any committee appointments for Mr. Pollack. Mr. Pollack’s appointments were made pursuant to the Agreement. The Stilwell Group has agreed to reimburse Mr. Pollack for any travel expenses incurred with respect to attending meetings of the Boards.

Mr. Pollack is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Pollack will receive the standard compensatory arrangements that the Company currently provides its non-employee directors, as described in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 14, 2025, as amended, and will be granted equity awards as provided under the Agreement beginning in 2027.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2026, the Board of Directors of the Company amended and restated the Company’s Bylaws to allow the Board of Directors to waive any director qualification requirements set forth in the Company’s Bylaws if the Board of Directors determines, by a two-thirds vote of the directors, it is in the best interest of the Company to waive such qualification.

The amended and restated Bylaws of the Company are filed herewith as Exhibit 3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

In connection with the execution of the Agreement and the appointment of Mr. Pollack to the Company’s Board of Directors, the Company and the Stilwell Group issued a joint press release on March 18, 2026.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3 Amended and Restated Bylaws of Lake Shore Bancorp, Inc.

10 Standstill Agreement by and among Lake Shore Bancorp, Inc., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, Joseph Stilwell and Dennis Pollack

99.1 Press Release dated March 18 , 2026

104 Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lake Shore Bancorp, Inc.

Date:	March 18, 2026	By:	/s/ Kim C. Liddell
Kim C. Liddell, President, Chief Executive Officer and Director